UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: March 13, 2014

Date of Earliest Event Reported: March 13, 2014

Commission file no. 333-133184-12

Neiman Marcus Group LTD LLC

(Exact name of registrant as specified in its charter)

Delaware	20-3509435
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

One Marcus Square 1618 Main Street Dallas, Texas	75201
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (214) 743-7600

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.

On March 13, 2014, Neiman Marcus Group LTD LLC (the “Borrower”), Mariposa Intermediate Holdings LLC (“Holdings”), each of the banks and other financial institutions party thereto as lenders and Credit Suisse AG, Cayman Islands Branch, as Administrative Agent (the “Administrative Agent”), entered into that certain Refinancing Amendment (the “Amendment”) to the Credit Agreement, dated as of October 25, 2013, among the Borrower, Holdings, the Administrative Agent, the lenders from time to time party thereto and the other agents party thereto (as amended, the “Credit Agreement”) to (i) provide new term loans (the “New Term Loans”) in an aggregate principal amount of $2,942,625,000, the proceeds of which were used to voluntarily repay in full the Borrower’s existing term loans, together with accrued and unpaid interest and a prepayment premium associated therewith and (ii) amend the interest rate margin applicable to the New Term Loans.

Borrowings under the New Term Loans will bear interest at a floating rate which can be, at the Borrower’s option, either (i) Eurocurrency rate plus an applicable margin, or (ii) base rate plus an applicable margin.  Pursuant to the Amendment, the applicable margin for the New Term Loans is 3.25% per annum for Eurocurrency loans if the Senior Secured First Lien Net Leverage Ratio (as defined in the Credit Agreement) (the “Leverage Ratio”) is greater than 4.00 to 1.00 or 3.00% if the Leverage Ratio is less than or equal to 4.00 to 1.00, in each case subject to a LIBOR floor of 1.00% and 2.25% per annum for base rate loans if the Leverage Ratio is greater than 4.00 to 1.00 or 2.00% if the Leverage Ratio is less than or equal to 4.00 to 1.00, in each case subject to an alternative base rate floor of 2.00%.  Substantially all other terms are consistent with the existing term loans, including the amortization schedule and maturity dates.

The foregoing description of the Amendment is qualified in its entirety by reference to the complete copy of that agreement filed as Exhibit 10.1 to this Current Report on Form 8-K, which is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

10.1

Refinancing Amendment, dated March 13, 2014, among Neiman Marcus Group LTD LLC as Borrower, Mariposa Intermediate Holdings LLC, Credit Suisse AG, Cayman Islands Branch as Administrative Agent and the banks and other financial institutions party thereto as lenders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

NEIMAN MARCUS GROUP LTD LLC

Date: March 13, 2014	By:	/s/ Tracy M. Preston
	Name:	Tracy M. Preston
	Title:	Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description
10.1

Refinancing Amendment, dated March 13, 2014, among Neiman Marcus Group LTD LLC as Borrower, Mariposa Intermediate Holdings LLC, Credit Suisse AG, Cayman Islands Branch as Administrative Agent and the banks and other financial institutions party thereto as lenders.